UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
June 30, 2023
CALIBERCOS INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

024-11016	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)
(480) 295-7600
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On June 30, 2023, a wholly-owned subsidiary of CaliberCos Inc. (the “Company”), Caliber Hospitality Trust, Inc. (“Caliber Hospitality Trust”), acting as the general partner of an affiliate of the Company, Caliber Hospitality, LP (“Caliber Hospitality”, together with Caliber Hospitality Trust, the “Caliber Entities”), entered into a Contribution Agreement (the “Contribution Agreement”) on behalf of the Caliber Entities with L.T.D. Hospitality Group LLC (“LTD”) and certain contributors named therein (the “Contributors” and together with LTD, the “LTD Entities”). The Contribution Agreement provides that, upon the terms and subject to the conditions set forth therein, nine hotel properties (subject to any properties excluded pursuant to the terms of the Contribution Agreement, if any) will be contributed into Caliber Hospitality pursuant to contributions of equity interests to, or mergers with newly formed subsidiaries of, Caliber Hospitality in exchange for cash and/or the issuance of limited partnership interests in Caliber Hospitality (“OP Units” and together with the cash, the “Closing Consideration”) in such proportions as elected by each LTD Entity. The Closing Consideration has an aggregate value equal to the Contributed Entities’ estimated EBITDA for calendar year 2025 multiplied by 10.5x plus $7,500,000, subject to potential post-closing adjustments customarily applied to closings of hotel commercial real estate transactions in the counties in which the applicable properties are located. The LTD Entities, along with the owners of the merging entities, will enter into a voting agreement pursuant to which such parties will designate to LTD the exercise of their respective voting rights as holders of OP Units.

The Contribution Agreement provides that to the extent an initial public offering or direct listing of Caliber Hospitality Trust’s common stock has not occurred within thirty-six months of closing (which term is subject to extension to the extent a registration statement has been filed but has not been declared effective), any Contributor may require Caliber Hospitality to repurchase all OP Units held by such person at a price equal to $10.00 per OP Unit (or if any additional OP Units are issued to an additional contributing party for a higher price, such higher price). If within 45 days after the fifth anniversary after closing Caliber Hospitality Trust has not completed a direct listing, Caliber Hospitality Trust or Caliber Hospitality will be required to repurchase all OP Units from all Contributors who deliver a redemption notice for 100% of the cash value of such OP Units; provided, that if Caliber Hospitality Trust or Caliber Hospitality has insufficient cash to pay the repurchase price, (i) Caliber Hospitality will redeem 33.3% of the OP Units from redeeming Contributors for cash and the remaining 66.6% for preferred units of Caliber Hospitality carrying a 7% annual dividend, (ii) within 45 days of the 6th anniversary or closing the Contributors have a second option to redeem by either converting the entire balance back to OP Units or redeeming 33.3% of the preferred units for cash, and (iii) within 45 days after the 7th anniversary after closing, the Contributors have a third option to redeem by converting the remaining balance of preferred units back to OP Units or for cash. At any time prior to the second or third redemptions described above, Caliber Hospitality may repurchase all preferred units for cash at a 102% premium.

The Contribution Agreement contains customary representations and warranties from the Caliber Entities and Contributors. Each party has agreed to certain interim covenants including, without limitation: operations in ordinary course, access to books and records, certain restricted actions prior to closing, commercially reasonable efforts to obtain consents and make necessary filings, certain guarantor and guaranty obligations, Contributors’ acknowledgement that the Caliber Entities are seeking additional contributing parties, restrictions on entering into contribution agreements with specified parties, conditions regarding management of the properties, the LTD Entities’ voting or veto rights, and other customary interim covenants.

The Contribution Agreement provides certain termination rights for both Caliber Entities and LTD Entities, including terminating the Contribution Agreement by mutual written consent at any time prior to the closing. The Contribution Agreement also contains customary indemnification rights provided by each of the parties for, among other things, breaches of representations, warranties and covenants and taxes, by the LTD Entities for brokers fees and by the Caliber Entities for post-closing operations of the business, assumed liabilities, and retained guaranteed obligations, in each case, subject to the limitations and terms set forth in the Contribution Agreement. In the event of a successful initial public offering by Caliber Hospitality Trust, subject to certain conditions, beginning one-year after the closing of the IPO, each of the OP Units will be redeemable for (i) cash or (ii) shares of Caliber Hospitality Trust common stock, convertible at an agreed upon exchange rate.

The consummation of the transactions contemplated by the Contribution Agreement is subject to customary closing conditions. The parties expect to close the transaction by the end of the third quarter of 2023.

The foregoing summary of the Contribution Agreement does not purport to be a complete description of all the parties’ rights and obligations under the Contribution Agreement and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements that reflect the Company’s current views with respect to, among other things, future events, results and financial performance, which are intended to be covered by the safe harbor provisions for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this Current Report are based upon the Company’s historical performance and on its current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions that could cause actual results to differ materially from those anticipated, including, but not limited to, the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the Contribution Agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions resulting from the announcement or completion of the transaction; and the effects of the transaction in the Company’s operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Additional factors that could cause results to differ materially from those described above can be found in the Company’s Quarterly Report on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Exhibit
10.1	Contribution Agreement, dated June 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

Date: July 7, 2023

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chairman and Chief Executive Officer